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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): MARCH 21, 2001



                            EXCEL LEGACY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                       0-23503                 33-078147
  (State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
       of Incorporation)                                    Identification No.)


   17140 BERNARDO CENTER DRIVE, #300
           SAN DIEGO, CALIFORNIA                              92128
 (Address of Principal Executive Offices)                   (Zip Code)


                                 (858) 675-9400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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         This Current Report on Form 8-K is filed by Excel Legacy Corporation, a
Delaware corporation ("Legacy"), in connection with the transactions described herein.

ITEM 5.  OTHER EVENTS.

         On March 21, 2001, Price Enterprises, Inc., a Maryland corporation ("Enterprises"), PEI Merger Sub, Inc., a Maryland corporation ("Merger Sub"), and Legacy entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Legacy (the "Merger"), with Legacy continuing as the surviving corporation and as a wholly-owned subsidiary of Enterprises. At the effective time of the Merger, each outstanding share of Legacy common stock, par value $0.01 per share (the "Legacy Common Stock"), will be exchanged for 0.6667 of a share of Enterprises common stock, par value $0.0001 per share (the "Enterprises Common Stock"), and each option to purchase shares of Legacy Common Stock will be exchanged for an option to purchase shares of Enterprises Common Stock (with the exercise price and number of shares appropriately adjusted to reflect the exchange ratio). The shares of Enterprises Common Stock and Enterprises 8 3/4% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), outstanding at the time of the Merger will remain outstanding as shares of the combined company. Following the Merger, Enterprises will continue to operate as a real estate investment trust ("REIT") under the name Price Legacy Corporation ("Price Legacy"). In addition, Price Legacy will operate a wholly-owned taxable REIT subsidiary, which will be named Excel Legacy Corporation. The Merger, which is structured to qualify as a tax-free reorganization, is subject to the approval of the stockholders of both Enterprises and Legacy and other customary closing conditions.

         Also on March 21, 2001, Enterprises entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Warburg, Pincus Equity Partners, L.P. and certain of its affiliates ("Warburg Pincus"), pursuant to which Enterprises agreed to sell to Warburg Pincus (a) 17,985,612 shares of a new class of preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock"), and (b) a warrant (the "Warrant") to purchase an aggregate of 2.5 million shares of Price Legacy Common Stock at an exercise price of $8.25 per share, for an aggregate purchase price of $100,000,000. The Series B Preferred Stock is junior to the Series A Preferred Stock with respect to dividend, liquidation and other rights, and is convertible under certain conditions into Price Legacy Common Stock at $5.56 per share after 24 months from the date of issuance. The 9% coupon will be paid in kind with additional shares of Series B Preferred Stock for the first 45 months from issuance. Enterprises has agreed to enter into a Registration Rights Agreement (the "Registration Rights Agreement") with Warburg Pincus, pursuant to which it will grant Warburg Pincus certain registration rights covering the Price Legacy Common Stock underlying the Series B Preferred Stock and the Warrant. Upon consummation of the investment, Warburg Pincus will designate Reuben S. Leibowitz and Melvin L. Keating to the Board of Directors of Price Legacy. The Warburg Pincus investment is also subject to various conditions, including consummation of the Merger and stockholder approval. Since the Warburg Pincus investment and the Merger are subject to substantially the same conditions, it is expected that the two transactions will close concurrently (assuming they are both completed).

         The Merger Agreement obligates Enterprises to complete a tender offer for all outstanding shares of Enterprises Common Stock (other than those shares currently held by Legacy) at a cash price of $7.00 per share. Legacy currently owns approximately 91.3% of the Enterprises Common Stock, with approximately 1,150,000 shares held by the public. The Merger Agreement further obligates Enterprises to initiate an exchange offer in which holders of Legacy's outstanding debentures and notes will be offered shares of Series A Preferred Stock in exchange for their debt securities valued at par. The tender offer and exchange offer are conditioned on, and expected to close concurrently with, the consummation of the Merger.

         The Boards of Directors of both Enterprises and Legacy unanimously approved the Merger Agreement, and the Board of Directors of Enterprises unanimously approved the Securities Purchase Agreement. Certain stockholders of Legacy have entered into Stockholder Agreements with Enterprises, dated March 21, 2001 (the "Stockholder Agreements"), pursuant to which these stockholders have agreed to vote their shares, representing approximately 20% of the Legacy Common Stock, in favor of the transactions contemplated by the Merger Agreement. In addition, Legacy entered into a Voting Agreement with Enterprises and Warburg Pincus, dated March 21, 2001 (the "Voting Agreement"), pursuant to which Legacy agreed to vote its shares of Enterprises Common Stock in favor of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement.

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         Attached and incorporated herein by reference as Exhibits 2.1, 10.1,
10.2, 10.3, 10.4, 10.5 and 10.6, respectively, are copies of (a) the Merger Agreement, (b) the form of Stockholder Agreement, (c) the Securities Purchase Agreement, (d) the Voting Agreement, (e) the form of Registration Rights Agreement, (f) the form of Warrant and (g) the form of Articles of Amendment and Restatement of Enterprises. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits. A joint press release of Enterprises, Legacy and Warburg Pincus announcing the signing of the Merger Agreement and the Securities Purchase Agreement is attached to this report as
Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

               2.1 Agreement and Plan of Merger, dated as of March 21, 2001, by and among Price Enterprises, Inc., PEI Merger Sub, Inc. and Excel Legacy Corporation.

               10.1 Form of Stockholder Agreement, dated as of March 21, 2001, between Price Enterprises, Inc. and certain stockholders of Excel Legacy Corporation.

               10.2 Securities Purchase Agreement, dated as of March 21, 2001, by and among Price Enterprises, Inc., and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V.

               10.3 Voting Agreement, dated as of March 21, 2001, by and among
                    Warburg, Pincus Equity Partners L.P., Price Enterprises, Inc. and Excel Legacy Corporation.

               10.4 Form of Registration Rights Agreement, by and among Warburg,
                    Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. and Price Enterprises, Inc.

               10.5 Form of Common Stock Purchase Warrant of Price Enterprises,
                    Inc.

               10.6 Form of Articles of Amendment and Restatement of Price
                    Enterprises, Inc.

               99.1 Joint Press Release, dated March 21, 2001, announcing the signing of the Merger Agreement and the Securities Purchase Agreement.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EXCEL LEGACY CORPORATION


Date:  March 22, 2001                  By: /s/ JAMES Y. NAKAGAWA
                                           -------------------------------------
                                           Name:  James Y. Nakagawa
                                           Title:  Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of March 21, 2001, by and among Price Enterprises, Inc., PEI Merger Sub, Inc. and Excel Legacy Corporation.

10.1 Form of Stockholder Agreement, dated as of March 21, 2001, between Price Enterprises, Inc. and certain stockholders of Excel Legacy Corporation.

10.2 Securities Purchase Agreement, dated as of March 21, 2001, by and among Price Enterprises, Inc., and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V.

10.3 Voting Agreement, dated as of March 21, 2001, by and among Warburg, Pincus Equity Partners L.P., Price Enterprises, Inc. and Excel Legacy Corporation.

10.4 Form of Registration Rights Agreement, by and among Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. and Price Enterprises, Inc.

10.5          Form of Common Stock Purchase Warrant of Price Enterprises, Inc.

10.6          Form of Articles of Amendment and Restatement of Price
              Enterprises, Inc.

99.1 Joint Press Release, dated March 21, 2001, announcing the signing of the Merger Agreement and the Securities Purchase Agreement.